UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 28, 2009 (October 22, 2009)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

On October 28, 2009, Anthracite Capital, Inc. (the “Company”) entered into Amendment No. 2 and Reaffirmation Agreement (the “Amendment”) to the Credit Agreement, dated as of March 7, 2008 (as amended, the “Credit Agreement”), between the Company, as borrower, and BlackRock Holdco 2, Inc. (“Holdco 2”), as lender.  The Amendment memorializes the agreement between the Company and Holdco 2 reached in May 2009 relating to restrictions on payments under the Credit Agreement imposed by the amendments to the secured credit facilities with Bank of America, Deutsche Bank, and Morgan Stanley that the Company entered into in May 2009 (each, a “Senior Secured Facility”), including, among other things, prior to the final maturity date of the Credit Agreement, interest on any loan shall be payable by the Company to Holdco 2 only to the extent such payments are made solely from cash flow of the Company’s investment in Carbon Capital II, Inc. and no default or event of default under any Senior Secured Facility has occurred and is continuing.  Holdco 2 is a subsidiary of BlackRock, Inc., the parent of BlackRock Financial Management, Inc., the manager of the Company.

The foregoing summary is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

On October 23, 2009, the Company issued through a subsidiary, Anthracite Capital Trust III, a Delaware statutory trust (the “Trust”), $18,750,000 aggregate liquidation amount of preferred securities (the “Amended Preferred Securities”) to the beneficial holder (the “Holder”) of $15,000,000 aggregate liquidation amount of preferred securities of the Trust (the “Cancelled Preferred Securities”) in connection with the cancellation of the Cancelled Preferred Securities, pursuant to the Amended and Restated Trust Agreement, dated as of March 16, 2006, among the Company, as depositor, Wilmington Trust Company, as property trustee (the “Property Trustee”), Wilmington Trust Company, as Delaware Trustee, and the administrative trustees named therein, as amended by the First Amendment to Amended and Restated Trust Agreement, dated as of October 23, 2009 (the “First Amendment”), among the Property Trustee, the administrative trustees named therein, and the Company, as the holder of all of the Common Securities of the Trust.

Contemporaneously with the issuance of the Amended Preferred Securities, the Company issued $19,214,000 aggregate principal amount of junior subordinated notes due 2036 (the “Amended Notes”) to the Trust in connection with the cancellation of $15,464,000 aggregate principal amount of junior subordinated notes due 2036 of the Company (the “Cancelled Notes”) held by the Trust, pursuant to the Amended and Restated Junior Subordinated Indenture, dated as of October 23, 2009 (the “Amended and Restated Indenture”), between the Company and Wilmington Trust Company, as trustee.

Pursuant to the First Amendment, the Amended Preferred Securities bear a fixed interest rate of 0.75% per year until the earlier of (i) October 23, 2013 and (ii) the date on which all of the existing senior secured loans under the Company’s senior secured credit facilities with Bank of America, Deutsche Bank and Morgan Stanley are fully amortized, including certain deferred restructuring fees (the “Modification Period”).  After the Modification Period, the Amended Preferred Securities will bear interest at the same rate as the Cancelled Preferred Securities.  Pursuant to the Amended and Restated Indenture, the interest payment terms of the Amended Notes will mirror the aforementioned interest payment terms of the Amended Preferred Securities.  The first interest payment was made by the Company on October 23, 2009 for the interest period from June 30, 2009 to September 30, 2009.  Interest payments will thereafter be payable quarterly, commencing on December 30, 2009.  All obligations under the Cancelled Notes and the Cancelled Preferred Securities, including accrued and unpaid interest thereunder, were accordingly fully discharged and satisfied (including the interest payment due for the interest period from June 30, 2009 to September 30, 2009).

Under the Amended and Restated Indenture, from October 23, 2009 until the end of the Modification Period, the Company will be subject to limitations on its ability (i) to pay cash dividends on shares of its common stock or preferred stock or redeem, purchase or acquire any equity interests and (ii) to create, incur, issue or otherwise become liable for new debt other than trade debt, similar debt incurred in the ordinary course of business or debt in exchange for or to provide the funds necessary to repurchase, redeem, refinance or satisfy the Company’s existing secured and senior unsecured debt.  In addition, during the Modification Period, the cure period for a default in the payment of interest when due will be three days.  The Amended Notes and the Amended Preferred Securities otherwise generally have the same terms as the Cancelled Notes and the Cancelled Preferred Securities, respectively.

Pursuant to a letter agreement, dated as of October 23, 2009, between the Company and the Holder, the Company paid a transaction fee of $150,000 to cover third party fees and costs incurred in connection with the exchange.

The foregoing summary does not describe all of the terms contained in the Amended and Restated Indenture and the First Amendment and is qualified in its entirety by reference to the full texts of the Amended and Restated Indenture and the First Amendment, copies of which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On October 22, 2009, the Company received a three-month extension of the waiver (the “Waiver”) of covenant breach under its secured credit facility with BlackRock Holdco 2, Inc.  The Waiver, which was previously described in the Company’s 2008 fourth quarter earnings press release and had subsequently been extended to October 22, 2009, has been further extended by BlackRock Holdco 2, Inc. to January 22, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Document
4.1	Amended and Restated Junior Subordinated Indenture, dated as of October 23, 2009, between Anthracite Capital, Inc. and Wilmington Trust Company, as trustee
4.2
First Amendment to Amended and Restated Trust Agreement, dated as of October 23, 2009, among Wilmington Trust Company, as property trustee, Richard M. Shea and James J. Lillis, each as an administrative trustee, and Anthracite Capital, Inc., as the holder of all of the Common Securities

10.1
Amendment No. 2 and Reaffirmation Agreement, dated as of October 28, 2009, to Credit Agreement, dated as of March 7, 2008, between Anthracite Capital, Inc., as borrower, and BlackRock Holdco 2, Inc., as lender

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ Richard M. Shea
	Name:	Richard M. Shea
	Title:	President and Chief Operating Officer

Dated: October 28, 2009